UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2026

MANHATTAN ASSOCIATES, INC.

(Exact name of Registrant as Specified in Its Charter)

Georgia	0-23999	58-2373424
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2300 Windy Ridge Parkway Tenth Floor
Atlanta, Georgia		30339
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 770 955-7070

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	MANH	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

New CFO Compensation

As previously reported in the original filing of this Form 8-K by Manhattan Associates, Inc. (the “Company”), on February 26, 2026, the Board of Directors of the Company elected Ms. Linda Pinne, previously the Company’s Senior Vice President, Global Controller and Chief Accounting Officer, to serve as Senior Vice President, Chief Financial Officer, Chief Accounting Officer and Treasurer, effective April 1, 2026.

On March 27, 2026, the Compensation Committee of the Board approved the following compensation arrangements for Ms. Pinne in connection with her promotion:

•
An annualized base salary of $385,000;
•
A target annual cash performance-based bonus equal to 65% of her base salary; and
•
A promotional grant of 10,647 restricted stock units (“RSUs”), with 50% of them service-based and 50% performance-based.

The RSUs are subject to the same terms and conditions, including vesting schedules, and for the performance-based RSUs, performance objectives, as the Company’s normal annual grants made in early February 2026.

Ms. Pinne’s existing, previously reported, at-will executive employment agreement and director and officer indemnification agreement will continue to govern the terms of her employment.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment no. 1 to this report to be signed on its behalf by the undersigned hereunto duly authorized.

Manhattan Associates, Inc.

Date:	April 2, 2026	By:	/s/ Bruce S. Richards
Senior Vice President, Chief Legal Officer and Secretary